Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2016 RESULTS

—Net Sales Increase 18% to a Record $433 Million—

—Results for First Quarter Surpass Guidance with Net Income of $0.15 per Diluted Share—

—Strong First Quarter Financial Performance Prompts Increase in Full-Year Guidance—

New York, New York – June 2, 2015 — G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the first quarter of fiscal 2016. G-III’s two-for-one stock split was effective May 1, 2015 and all share and per share data have been retroactively adjusted to reflect the stock split.

For the quarter ended April 30, 2015, G-III reported that net sales grew 18% to $433.0 million compared to $366.2 million in the year-ago period. The Company’s net income for the first quarter was $6.8 million, or $0.15 per diluted share, as compared to $1.3 million, or $0.03 per diluted share, in the prior year’s comparable period.

Morris Goldfarb, G-III’s Chairman, Chief Executive Officer and President, said, “We designed and delivered compelling product and maintained good sell-throughs, in addition to building a strong order book for the upcoming fall season. Across our business, we met and exceeded plans for both sales and margins. Our performance included powerful organic growth across the full range of our wholesale businesses, led by Calvin Klein and dress businesses such as Eliza J and Vince Camuto. The momentum continued with respect to our turnaround and repositioning of the G.H. Bass business that we acquired in November 2013.”

Mr. Goldfarb concluded, “We are pleased to continue to report improved results while also delivering value to our shareholders. We are continuing to demonstrate our ability to simultaneously drive organic sales growth, further diversify our business, and enhance our profitability.”

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Outlook

The Company today revised its prior guidance for the full fiscal 2016 year ending January 31, 2016. The Company is now forecasting net sales of approximately $2.40 billion and net income between $123 million and $128 million, or a range between $2.66 and $2.76 per diluted share, compared to its previous guidance of net sales of approximately $2.37 billion and net income between $116 million and $122 million, or a range between $2.53 and $2.63 per diluted share. For the fiscal 2015 year ended January 31, 2015, net sales were $2.12 billion and net income was $110.4 million, or $2.48 per diluted share.

On an adjusted basis, excluding items resulting in other income in fiscal 2015 of $0.22 per share, net of taxes, non-GAAP net income per diluted share was $2.26 for the 2015 fiscal year.

The Company is now projecting adjusted EBITDA for fiscal 2016 to increase between 21% and 25%, to between approximately $225 million and $233 million as compared to its previous guidance of between $214 million and $224 million. Adjusted EBITDA for fiscal 2015 was $186.6 million.

For its second fiscal quarter ending July 31, 2015, the Company is forecasting net sales of approximately $470.0 million compared to $424.0 million in the comparable quarter last year. The Company is also forecasting net income for the second fiscal quarter between $6.9 million and $9.3 million, or between $0.15 and $0.20 per diluted share, compared to net income of $6.2 million, or $0.14 per diluted share, in last year’s second quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income per share to non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of outerwear, dresses, sportswear, swimwear, women's suits, women's performance wear, footwear, luggage, women's handbags, small leather goods and cold weather accessories under licensed brands, owned brands and private label brands. G-III sells swimwear, resort wear, and related accessories under our own Vilebrequin brand. G-III also sells outerwear, dresses, and performance wear under our own Andrew Marc and Marc New York brands, and has licensed these brands to select third parties in certain product categories. G-III has fashion licenses under the Calvin Klein, Kenneth Cole, Cole Haan, Guess?, Tommy Hilfiger, Jones New York, Jessica Simpson, Vince Camuto, Ivanka Trump, Ellen Tracy, Kensie, Levi's and Dockers brands. Through our team sports business, we have licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. Our other owned brands include Bass, G.H. Bass, G-III Sports by Carl Banks, Eliza J, Black Rivet and Jessica Howard. G-III also operates retail stores under the Wilsons Leather, Bass, G.H. Bass & Co., Vilebrequin and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS: GIII)

CONSOLIDATED STATEMENTS OF INCOME AND

SELECTED BALANCE SHEET DATA

(In thousands, except per share amounts)

	First Quarter Ended April 30,
	(Unaudited)
	2015	2014
Net sales	$432,965	$366,192
Cost of sales	278,538	236,058
Gross profit	154,427	130,134
Selling, general and administrative expenses	137,034	122,441
Depreciation and amortization	5,687	4,227
Operating profit	11,706	3,466
Interest and financing charges, net	975	1,709
Income before taxes	10,731	1,757
Income tax expense	3,971	668
Net income	6,760	1,089
Add: Loss attributable to noncontrolling interest	—	201
Income attributable to G-III	$6,760	$1,290

Net income per common share:
Basic	$0.15	$0.03
Diluted	$0.15	$0.03
Weighted average shares outstanding:
Basic	44,965	40,976
Diluted	46,210	42,044

	At April 30,
Selected Balance Sheet Data (in thousands):	2015	2014
Cash	$85,708	$23,610
Working Capital	565,461	342,618
Inventory	371,224	322,659
Total Assets	952,050	803,135
Short-term Revolving Debt	—	62,950
Long-term Debt	—	20,537
Total Stockholders’ Equity	761,155	526,505

All share and per share data have been retroactively adjusted to reflect the Company’s two-for-one stock split effected May 1, 2015.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER
SHARE TO
FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2016	Actual Twelve Months Ended January 31, 2015
GAAP diluted net income per common share	$2.66 - $2.76	$2.48
Excluded from non-GAAP:
Other income, net of taxes	—	(0.22)
Non-GAAP diluted net income per common share	$2.66 - $2.76	$2.26

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes items resulting in other income in fiscal 2015 which consists of (a) the sale of the right to operate Calvin Klein Performance stores in Asia, including the sale of the Company’s interest in a joint venture that operated Calvin Klein Performance stores in China and expenses associated with this other income incurred in the fourth quarter of fiscal 2015, (b) the reduction of a portion of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin, and (c) the early extinguishment of debt due to the seller of Vilebrequin for an amount less than the principal amount of this debt. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items of other income that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO
FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2016	Actual Twelve Months Ended January 31, 2015

Net income	$123,000 – $128,000	$110,361

Other income	—	(11,488)

Depreciation and amortization	24,500	20,374

Interest and financing charges, net	6,500	7,942

Income tax expense	71,000 – 74,000	59,450

Adjusted EBITDA, as defined	$225,000 – $233,000	$186,639

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes items resulting in other income net of related expenses, in the fiscal 2015 period which consists of (a) the sale of the right to operate Calvin Klein Performance stores in Asia, including the sale of the Company’s interest in a joint venture that operated Calvin Klein Performance stores in China and expenses associated with this other income incurred in the fourth quarter of fiscal 2015, (b) the reduction of a portion of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin, and (c) the early extinguishment of debt due to the seller of Vilebrequin for an amount less than the principal amount of this debt.

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